Exhibit 99.1

    Transgenomic Inc. Continues to Provide Specialty Nucleic Acid Products to
                                Geron Corporation

     Ongoing Support for Manufacture of Geron's Novel Cancer Therapeutic

    OMAHA, Neb., April 28 /PRNewswire-FirstCall/ -- Transgenomic Inc.
(Nasdaq: TBIO) announced today it has agreed to provide additional quantities of modified nucleic acid building block compounds to Geron Corporation (Nasdaq: GERN) under terms of multiple new addendums to an existing Master Supply Agreement between the two companies. The compounds will be used in the synthesis of Geron's anti-cancer drug GRN163L. GRN163L is a thio-phosphoramidate oligonucleotide, a new class of synthetic nucleic acid that has a number of potential advantages over earlier-generation synthetic nucleic acid chemistries, including enhanced sequence-specific DNA and RNA binding activity, high resistance to degradation, and improved uptake and biodistribution properties. Product shipments under the new addendums commenced in the first quarter of 2004 and are expected to extend into the third quarter.
    "We are pleased to have the opportunity to provide ongoing manufacturing support to Geron as they continue to develop their novel cancer therapeutics," said Collin D'Silva, Transgenomic's CEO. "We are well positioned to provide process development and manufacturing support for cutting-edge nucleic acid chemistries, such as the phosphoramidate-based chemistry upon which their lead molecules are based." D'Silva concluded, "We continue to sharpen our nucleic acid building block manufacturing operation's focus on supporting the manufacture of innovative, next-generation synthetic nucleic acids, a market segment in which we have a significant competitive edge."

    About Transgenomic
    Transgenomic provides versatile and innovative research tools and related consumable products to the life sciences industry for the synthesis, separation, analysis and purification of nucleic acids and a wide variety of nucleic acid-based specialty chemicals. Transgenomic's BioSystems segment offers its WAVE Systems(R) and associated consumables. These systems are specifically designed for use in genetic variation detection and single- and double-strand DNA/RNA analysis and purification. These systems have broad applicability to genetic research and molecular diagnostics. To date there have been over one thousand systems installed in over 30 countries around the world. In addition, the BioSystems segment offers WAVE-based biomarker discovery and validation services in support of translational research, pre-clinical and clinical studies.
    Through its nucleic acids business segment, Transgenomic provides specialty chemicals, including advanced nucleic acid building blocks and associated reagents, used in applications such as genetic diagnostics and therapeutics, as well as a comprehensive menu of services, including nucleic acid chemistry R&D, process development, analytical methods development, cGMP oligonucleotide manufacturing, quality control and regulatory support.
    For more information about the innovative genomics research tools developed and marketed by Transgenomic, please visit the company's Web site at www.transgenomic.com.

    Cautionary Statement
    Certain statements in this press release constitute "forward-looking statements" of Transgenomic within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those with respect to support of the manufacture of innovative, next-generation synthetic nucleic acids. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in Transgenomic's reports to the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. Accordingly, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this press release. All information in this press release is as of the date of the release and Transgenomic does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

SOURCE  Transgenomic Inc.
    -0-                             04/28/2004
    /CONTACT: Mitchell L. Murphy, +1-402-452-5418, mmurphy@transgenomic.com, or Robert J. Pogulis, Ph.D., +1-845-782-9617, rpogulis@transgenomic.com, both of Transgenomic/
    /Web site:  http://www.transgenomic.com /
    (TBIO GERN)

CO:  Transgenomic Inc.; Geron Corporation
ST:  Nebraska
IN:  HEA MTC BIO
SU:  PDT